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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 1, 1998
                                                          ------------


                               DIGENE CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                    0-28194                  52-1536128
(State of incorporation)    (Commission File Number)      (IRS Employer
                                                          Identification No.)


                            9000 VIRGINIA MANOR ROAD
                          BELTSVILLE, MARYLAND  20705
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code (301) 470-6500
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ITEM 9.      SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

             On July 1, 1998, the Registrant issued 181,884 shares of its Common Stock, par value $0.01 per share, as consideration for its purchase of all of the outstanding capital stock (the "Shares") of Viropath B.V., a limited company with limited liability, registered at Amsterdam, The Netherlands ("Viropath"). The Registrant acquired the Shares from three Dutch individuals and one Dutch foundation. In addition, the Registrant granted options to purchase an aggregate of 50,000 shares of its Common Stock to the three Viropath individual shareholders in connection with their execution of consulting agreements with the Registrant. The options will become exercisable in equal installments on each of June 30, 1999, 2000, 2001, 2002 and 2003 at an exercise price of $9.75 per share. The options expire on June 29, 2008.


             The offer and sale of the Registrant's Common Stock and the grant of the options were made outside the United States and therefore no registration was required under the Securities Act of 1933, as amended, in accordance with Regulation S thereunder.





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                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated:  July 14, 1998                      Digene Corporation


                                           By: /s/ Charles M. Fleischman
                                              ----------------------------------
                                              Charles M. Fleischman
                                              Executive Vice President,
                                              Chief Operating Officer and
                                              Chief Financial Officer
                                              (principal financial officer)





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